Exhibit 99.1

DIRTT Appoints New Directors to Support Growth and Innovation

CALGARY, Alberta, March 23, 2021 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we” or “us”) (Nasdaq: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, is pleased to announce that Jim Lynch and Diana Rhoten have joined the Company’s board of directors (the “Board”), effective immediately.

Mr. Lynch is a recognized leader in the construction software industry and is currently senior vice president and general manager of Autodesk Construction Solutions. In this role, he leads Autodesk’s efforts to create and deliver a broad set of products and solutions, including Autodesk Construction Cloud, that accelerate the construction industry’s transformation from analog-based processes to digital workflows. Mr. Lynch has spent his entire 35-year career in the B2B software space, with the last 22 years serving in positions of progressive leadership at Autodesk, including his principal role in driving Building Information Modeling (BIM) as the established industry standard.

Dr. Rhoten is a strategic pioneer and tactical designer who has specialized in building global brands and transforming businesses to achieve greater success. Dr. Rhoten was most recently associate partner and managing director of the New York office of IDEO LP. IDEO is a leading global firm focused on human-centered design.

“We are excited to welcome Diana and Jim to our Board,” stated Board Chair Steve Parry. “These appointments are the result of the Board’s ongoing renewal efforts and our focus on strengthening DIRTT for future growth. We believe that diversifying the Board’s innovation expertise in the fields of design and construction software will provide our management team with tremendous resources and fresh perspectives as we move forward.”

“Continued innovation across all aspects of our business is key to driving our strategy and enabling our customers and their design and construction partners to achieve exceptional results,” said Kevin O’Meara, DIRTT’s chief executive officer. “Both Jim and Diana have rich experiences in challenging the status quo and providing new optics to opportunities, be that through the advancement of software to support industrialized construction, or in imagining holistic experiences that improve outcomes for people, places and organizations.”

DIRTT also announces that Wayne Boulais has announced his decision to retire from the Board at the end of his current term. “Wayne’s contributions to the Board over the past five years have been tremendous,” added Mr. Parry. “Wayne was instrumental in the development and implementation of DIRTT’s strategic transformation and long-term growth plans, and we are very grateful for his contributions.”

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking information within the meaning of applicable securities legislation, which reflects the Company’s current expectations regarding future events. In some cases, forward-looking information can be identified by such terms as “will” and “expected”. Forwardlooking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control that could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking information. The Company’s estimates, beliefs and assumptions, which may prove to be incorrect. The risks and uncertainties that may affect forward-looking information include, but are not limited to, market conditions, the effect of the COVID-19 pandemic on the Company’s operations, business and financial results, and other factors discussed under “Risks Factors” in the Company’s management’s discussion and analysis in the Company’s Annual Report on Form 10-K dated February 24, 2021, which is available on SEDAR (www.sedar.com) and on the SEC’s website (www.sec.gov). The Company does not undertake any obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. This forward-looking information speaks only as of the date of this news release.

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, Savannah and Calgary. The Company works with over 70 partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT

Kim MacEachern

Investor Relations, DIRTT

403-618-4539

kmaceachern@dirtt.com